Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-271828) pertaining to the Sharecare, Inc. 2021 Omnibus Incentive Plan,

(2)Registration Statement (Form S-8 No. 333-259344) pertaining to the Sharecare, Inc. 2021 Omnibus Incentive Plan, and

(3)Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 on Form S-3 No. 333-259333) and related Prospectus of Sharecare, Inc.
of our report dated March 29, 2024, with respect to the consolidated financial statements of Sharecare, Inc. included in this Annual Report (Form 10-K) of Sharecare, Inc. for the year ended December 31, 2023.

         /s/ Ernst & Young LLP
Atlanta, Georgia
March 29, 2024